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                                                                      EXHIBIT 21



                    CT COMMUNICATIONS, INC. AND SUBSIDIARIES

                           Subsidiaries of the Company



                                                         State of Incorporation
                                                         ----------------------

The Concord Telephone Company                                North Carolina
CTC Long Distance Services, LLC                              North Carolina
CT Cellular, Inc.                                            North Carolina
Carolinas PCS                                                North Carolina
CT Wireless Cable, Inc.                                      North Carolina
CTC Exchange Services, Inc.                                  North Carolina
CT Global Telecommunications, Inc.                              Delaware
CTC Internet Services, Inc.                                  North Carolina
CT Communications Northeast Wireless Trust                   Massachusetts
CT Communications Northeast Trust                            Massachusetts
CT Communications Northeast Inc.                             Massachusetts
WaveTel LLC                                                     Delaware
WebServe, Inc.                                               North Carolina